UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2017

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2017, Selecta Biosciences, Inc. (the “Company”) entered into a term loan facility of up to $21.0 million (the “Term Loan”) with Silicon Valley Bank, a California corporation (“SVB”), the proceeds of which will be used to repay the Company’s existing term loan facility and for general corporate and working capital purposes.

The Term Loan is governed by a loan and security agreement, dated September 12, 2017, between the Company and SVB (the “Loan Agreement”). The Term Loan was funded in full on September 13, 2017 (the “Funding Date”).

The Term Loan will mature on February 1, 2022. Each advance under the Term Loan accrues interest at a floating per annum rate equal to one-half of one percent above the prime rate (as published in the money rates section of The Wall Street Journal). The Term Loan provides for interest-only payments on a monthly basis until August 31, 2019. Thereafter, amortization payments will be payable monthly in equal installments of principal and interest to fully amortize the outstanding principal over the remaining term of the loan, subject to recalculation upon a change in the prime rate. The Company may prepay the Term Loan in full but not in part provided that the Company (i) provides five business days’ prior written notice to SVB, (ii) pays on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, and (B) a prepayment premium of between 3.0% and 1.0% of the aggregate original principal amount advanced by the lender depending on the timing of the prepayment. Amounts outstanding during an event of default are payable upon SVB’s demand and shall accrue interest at an additional rate of 4.0% per annum of the past due amount outstanding. At the end of the loan term (whether at maturity, by prepayment in full or otherwise), the Company shall make a final payment to the lender in the amount of 5.0% of the aggregate original principal amount advanced by the lender.

The Term Loan is secured by a lien on substantially all of the assets of the Company, other than intellectual property, provided that such lien on substantially all assets includes any rights to payments and proceeds from the sale, licensing or disposition of intellectual property. The Company has also granted SVB a negative pledge with respect to its intellectual property.
The Loan Agreement contains customary covenants and representations, including but not limited to financial reporting obligations and limitations on dividends, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries. The Loan Agreement also contains other customary provisions, such as expense reimbursement, non-disclosure obligations as well as indemnification rights for the benefit of SVB.

The events of default under the Loan Agreement include, but are not limited to, the Company’s failure to make any payments of principal or interest under the Loan Agreement or other transaction documents, the Company’s breach or default in the performance of any covenant under the Loan Agreement or other transaction documents, the occurrence of a material adverse effect, the Company making a false or misleading representation or warranty in any material respect under the Loan Agreement, the Company’s insolvency or bankruptcy, any attachment or judgment on the Company’s assets of at least $250,000, or the occurrence of any default under any agreement or obligation of the Company involving indebtedness in excess of $250,000. If an event of default occurs, SVB is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The foregoing description of the Loan Agreement is a summary, and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Funding Date, the Company utilized approximately $10.0 million of the Term Loan to pay off all obligations owing under, and to terminate, as of the Funding Date, the Amended and Restated Loan and Security Agreement, dated as of December 31, 2015 (as the same may from time to time have been amended, restated, or otherwise modified, the “Prior Loan Agreement”), among Oxford Finance LLC (“Oxford”), as collateral agent and lender, Pacific Western Bank, as a lender, and the Company. The Prior Loan Agreement had permitted the Company to borrow up to an aggregate principal amount of $12.0 million. The Prior Loan Agreement was secured by substantially all of the Company’s assets other than its intellectual property. The Company had also granted Oxford and Pacific Western Bank a negative pledge with respect to its intellectual property. The aggregate principal amount under the Prior Loan Agreement accrued interest at an annual rate of 8.1% and was payable over 30 monthly installments beginning on February 1, 2017. Oxford’s secured interests under the Prior Loan Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan set forth under Item 1.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

As a result of the Loan Agreement, the Company expects that its current cash, cash equivalents and short-term investments will fund its operating expenses and capital expenditure requirements into the mid-2019.

The information in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements Disclaimer

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the sufficiency of the company’s cash, cash equivalents and short-term investments. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including their uncertain outcomes; our need for substantial additional funding in order to complete development of our product candidates and commercialize our products, if approved; and availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 11, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed furnished, and not filed:

Exhibit No.	Description
10.1	Loan and Security Agreement, dated September 12, 2017, between Selecta Biosciences, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: September 13, 2017	By:	/s/ David Siewers
David Siewers
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement, dated September 12, 2017, between Selecta Biosciences, Inc. and Silicon Valley Bank